EXHIBIT 10.61

                           TRIMBLE NAVIGATION LIMITED


                                 THIRD AMENDMENT


         THIS THIRD AMENDMENT (this "Amendment") is entered into as of February 16, 1999 by and among TRIMBLE NAVIGATION LIMITED, a California corporation having its chief executive office at 645 North Mary Avenue, Sunnyvale, California 94086 (the "Borrower") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States and having a head office at One Federal Street, Boston, Massachusetts 02110, as the Agent and as a Lender, BANKBOSTON, N.A., a national banking association, organized under the laws of the United States and having a head office at One Hundred Federal Street, Boston, Massachusetts 02110, as the Syndication Agent and as a Lender, SANWA BANK CALIFORNIA, a banking corporation organized under the laws of the State of California and having an office at 220 Almaden Boulevard, 2nd Floor, San Jose, California 95113, as a Lender, and ABN AMRO BANK N.V., a Netherlands banking corporation having an office at 101 California Street, Suite 4550, San Francisco, California 94115, as a Lender, under the Loan Agreement (as defined below), to which reference is made for the definitions of all capitalized terms, used, but not otherwise defined, herein.

                                 R E C I T A L S

         WHEREAS, the parties have entered into a Loan Agreement dated as of August 27, 1997 among the Borrower, the Agent, the Syndication Agent, and the lenders from time to time party thereto (the "Lenders"), as amended by a Letter of Amendment dated December 17, 1997, and a Second Letter of Amendment dated August 11, 1998 (the "Agreement"), pursuant to which the Lenders issued a Revolving Credit Loan Commitment to the Borrower in the maximum principal amount of $50,000,000.00;

         WHEREAS, pursuant to a certain Waiver Letter dated October 27, 1998 and a certain Supplement to Loan Agreement and Additional Waiver Letter dated December 9, 1998 (the "December 9, 1998 Supplement"), the Borrower was granted a limited waiver with respect to the Borrower's compliance with certain covenants contained in the Agreement for the Borrower's fiscal quarters ended October 2, 1998 and January 1, 1999, conditional upon the satisfaction of certain specified waiver conditions contained therein on or prior to February 16, 1999, including inter alia the agreement of the Agent and the Lenders to further amend the Agreement in certain respects;

     WHEREAS, the Agent and the Lenders have agreed to amend the Agreement as hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual benefits to be derived from the parties' continuing relationship under the Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Agent, the Syndication Agent, and the Lenders hereby agree that the Agreement is hereby amended, effective February 16, 1999 (the "Effective Date"), as follows:

     1. The following defined terms appearing in Section 1.1 of the Agreement are hereby amended in their entirety, respectively, to read as follows:

         "Commitment" means the Lenders' several commitments to make or maintain the Loans as set forth in Section 2.1 hereof in the maximum outstanding amount of each Lender's Pro Rata Share of $50,000,000, minus, until the fifth (5th) Business Day following delivery of the Borrower's quarterly financial statements pursuant to Section 5.3.3 of the Agreement and the related Officer's Certificate as required by Section 5.3.4 reflecting Operating Income and Net Income equal to or greater than one dollar ($1.00), a reserve of $25,000,000, as such amount may be reduced pursuant to Section 2.6.4.

         "Financing Documents" means, collectively, this Agreement, each Note, the Security Documents, the Side Letter, the Post-Closing Letter, if any, any Letter of Credit, any Letter of Credit Agreement, any agreement with any Lender providing any interest rate protection arrangement and each other agreement, instrument or document now or hereafter executed in connection herewith or therewith.

         "Net Income"  means,  for any fiscal  period,  the net after tax income
(loss) of the Borrower and any Subsidiaries for such period, excluding (i) any extraordinary or other non-recurring gains, and (ii) any gains from the sale or disposition of assets other than in the ordinary course of business, all as determined on an accrual and consolidated basis in accordance with GAAP, plus, to the extent included in the calculation of net income, any amount taken as a one-time charge against earnings attributable to (i) the settlement of the class action litigation described in Exhibit A attached hereto, (ii) the closing of the Borrower's commercial marine division, or (iii) charges resulting from the reduction in Borrower's employees resulting from the Borrower's switch to contract manufacturing, provided that the amount of all such charges added to net income shall not exceed $2,000,000 in the aggregate.

         "Security Documents" means any and all documents, instruments and agreements now or hereafter providing security for the Obligations and any other Indebtedness of the Borrower or any Subsidiary to any of the Lenders, the Issuing Lender and/or the Collateral Agent, the Agent or the Syndication Agent, including without limitation the following documents, instruments and agreements: any mortgages on and collateral assignments of real property interests (fee, leasehold and easement) of the Borrower and any Subsidiary granting Liens thereon; landlord lien waivers and consents as may be reasonably requested by the Collateral Agent; security agreements granting Liens on all Borrower's and any Subsidiary's fixtures and tangible and intangible personal property; collateral assignments of Borrower's and any Subsidiary's contracts, licenses, permits, easements and leases; collateral assignments of Borrower's and any Subsidiary's copyrights; conditional assignments of Borrower's and any Subsidiary's trademarks and patents; any subordination agreement; any software escrow agreement; any guaranty; any pledge of the capital stock of any Subsidiary; casualty and liability insurance policies providing coverage to the Collateral Agent for the benefit of the Lenders; UCC financing statements or similar filings perfecting the above-referenced security interests, pledges and assignments, all as executed, delivered to and accepted by the Collateral Agent and as may be required by this Agreement, as any of the foregoing may be amended from time to time.

         2. Section 1.1 of the Agreement is hereby further amended by the addition of the following new defined terms to be added alphabetically thereto:

         "Collateral Agent" means Fleet National Bank, in its capacity as collateral agent under the Security Documents.

         "Issuing Lender" means Fleet National Bank, in its capacity as the issuer of Letters of Credit hereunder.

         "LC Participant" has the meaning set forth in Section 2.1.1(e).

         "Letter of Credit" has the meaning set forth in Section 2.1.1(a).

         "Letter of Credit Agreement" means an application and agreement for a Standby Letter of Credit, in such form as may at any time be customarily required by the Issuing Lender for its issuance of Standby Letters of Credit.

         "Letter of Credit Fees" means the fee payable by the Borrower in accordance with Section 2.2.2(b).

         "Net Worth" means the excess of the total assets of the Borrower and its Subsidiaries over total liabilities, as determined on a consolidated basis in accordance with GAAP.

         "Operating Income" means operating income as determined in accordance with GAAP, plus, to the extent included in the calculation of operating income, any amount taken as a one-time charge against earnings attributable to (i) the settlement of the class action litigation described in that certain Disclosure
Letter dated as of February 16, 1999, (ii) the closing of the Borrower's commercial marine division, or (iii) charges resulting from the reduction in Borrower's employees resulting from the Borrower's switch to contract manufacturing, provided that the amount of all such charges added to operating income shall not exceed $2,000,000 in the aggregate.

         "Standby Letter of Credit" means any standby letter of credit or similar instrument issued or deemed issued for the account of the Borrower pursuant to Section 2.1.1 for the purpose of supporting obligations of the Borrower or incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, and all obligations customarily supported by standby letters of credit and satisfactory to the Issuing Lender.

         "Total Capitalization" means, as of the date of any determination, the sum of (i) Total Funded Debt, and (ii) Net Worth.

         "Total Funded Debt" means, as of the date of any determination, the sum of (i) the principal amount of all Obligations, including, without limitation, the Revolving Loans and the Letters of Credit, (ii) the principal amount of all Subordinated Debt, and (iii) all Capitalized Lease Obligations of the Borrower and its Subsidiaries.

         "Unpaid Drawing" has the meaning set forth in Section 2.1.1(g).

     3. The first paragraph of Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:

         Section 2.1. The Revolving Credit Loans. Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, to make Advances of Revolving Credit Loans to the Borrower from time to time after receipt by the Agent from time to time prior to the Revolving Credit Repayment Date of, and at the times provided for in, a Request and an Interest Rate Election from the Borrower in accordance with this Agreement, during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Revolving Credit Repayment Date, in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) such Lender's Pro Rata Share of the Revolving Credit Loan Commitment less (ii) in each case, such Lender's Pro Rata Share of the aggregate outstanding stated amount of any Letters of Credit or Letter of Credit Agreements and any Unpaid Drawing; and

         4. Section 2.1 of the Agreement is hereby further amended by the addition of the following new Section 2.1.1 immediately following the last paragraph thereof:

         Section 2.1.1.    The Letters of Credit

               (a) Subject to the terms and conditions hereof and provided no Default or Event of Default has occurred and is continuing, at any time and from time to time prior to the Revolving Credit Repayment Date, the Borrower may request that the Issuing Lender issue for the account of the Borrower one or more irrevocable Letters of Credit denominated in Dollars, and otherwise in a form customarily used by the Issuing Lender, or in such other form as has been approved by the Issuing Lender, in support of such obligations of the Borrower described in the definitions of Standby Letter of Credit and any other obligations of the Borrower that are reasonably acceptable to the Agent and the Issuing Lender and otherwise permitted to exist pursuant to this Agreement (each such letter of credit, a "Letter of Credit").

               (b) The Issuing Lender agrees to issue (subject to the terms and conditions contained herein) following its receipt of a request for a Letter of Credit for the account of the Borrower one or more Letters of Credit provided that the Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                        (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date of this Agreement, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Lender as of the date of this Agreement and which the Issuing Lender in good faith deems material to it; or

                        (ii) the Issuing Lender shall have received notice from any other Lender prior to the issuance of such Letter of Credit to the effect that one or more of the conditions specified in Section 3.1.2 are not then satisfied, or that the issuance of such Letter of Credit would violate any provision of this Section 2.1.1.

               (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued if the stated amount of which, when added to the aggregate amount of all Letters of Credit and any Unpaid Drawing at such time, would exceed the lesser of (x) $5,000,000, and (y) when added to the aggregate principal amount of all Revolving Credit Loans then outstanding, an amount equal to the Commitment; and (ii) each Letter of Credit shall by its terms terminate or be terminable by the Issuing Lender on such date that would result in all drawings thereunder, being funded pursuant to the terms thereof prior to the earlier of
(x) the date which occurs twelve (12) months after the date of issuance thereof (although any such Letter of Credit may be extendable for successive periods of up to twelve (12) months, but not beyond the sixth Business Day prior to the Revolving Credit Repayment Date, on terms acceptable to the Issuing Lender), and
(y) the date which is six (6) Business Days prior to the Revolving Credit Repayment Date.

               (d) Each request for a Letter of Credit shall be made by submission by the Borrower to the Agent of a Letter of Credit Agreement, duly completed and executed by the Borrower and in effect at such time, no later than five (5) Business Days prior to the proposed date of issuance of the Letter of Credit, provided that if the express provisions of any Letter of Credit Agreement conflict with the express provisions of this Agreement, the provisions of this agreement shall control to the extent of such conflict. The making of each request for a Letter of Credit shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Section 2.1.1. The Agent shall promptly notify, and deliver to, the Issuing Lender each such Letter of Credit Agreement. Upon the issuance of any Letter of Credit, the Issuing Lender shall promptly notify the Agent and each Lender of such issuance; and

               (e) Immediately upon issuance of a Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, other than the Issuing Lender (each such Lender, in its capacity under this subsection 2.1.1(e), an "LC Participant") and each LC Participant shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such LC Participant's Pro Rata Share in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitment, or in the Pro Rata Shares of the Lenders pursuant to Section 9.11 hereof, it is hereby agreed that, with respect to all outstanding Letters of Credit and any Unpaid Drawing at such time, there shall be an automatic adjustment to the participations pursuant to this subsection 2.1.1(e) to reflect the new Pro Rata Shares of any assigning Lender and its assignee or of all Lenders with respect to the Commitment, as the case may be;

               (f) In determining whether to pay under any Letter of Credit, the Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Lender any resulting liability to the Borrower, the Guarantors, the Agent or any other Lender.

               (g) The Borrower agrees to reimburse the Issuing Lender by making payment to the Issuing Lender in immediately available funds at the office of the Issuing Lender specified for such payment by the Issuing Lender for any payment or disbursement made by the Issuing Lender under any Letter of Credit (each, an "Unpaid Drawing") immediately after, and, in any event on the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Lender to the extent not reimbursed prior to 2.00 P.M. (Boston time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Lender was reimbursed by the Borrower therefor at a rate equal to the Default Rate. The Issuing Lender shall give the Borrower prompt notice of each drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder. The Borrower hereby authorizes and instructs the Issuing Lender to charge against the Borrower's accounts with the Issuing Lender on each date on which a payment is due under a Letter of Credit, and on any subsequent date if and to the extent any such payment is not made when due, an amount up to the principal, interest and fees due and payable to the Issuing Lender thereunder and such charge shall be deemed payment thereunder to the extent that immediately available funds are then in such accounts. The Issuing Lender shall use reasonable efforts in accordance with the Issuing Lender's customary procedures to give subsequent notice of any such charge to the Borrower, but the failure to give such notice shall not affect the validity of any such charge;

               (h) In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall have failed to reimburse the Issuing Lender under any Letter of Credit or Letter of Credit Agreement, and any outstanding Indebtedness of the Borrower relating thereto, the Issuing Lender shall promptly notify the Agent, which shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly pay to the Issuing Lender in Dollars its Pro Rata Share of such unreimbursed amount in same day funds. If the Agent so notifies, prior to 12 P.M. (Boston time) on any Business Day, each such LC Participant shall make available to the Issuing Lender such payment on such Business Day, or if such notice is given after 12 P.M. (Boston time) on any Business Day, on the next succeeding Business Day. If and to the extent that any such LC Participant shall not have so made such funds available to the Issuing Lender, such LC Participant agrees to pay to the Issuing Lender forthwith on demand such amount together with interest thereon, for each day from the date such amount was due under this subsection 2.1.1(h) until the date such amount is paid to the Issuing Lender, at the Federal Funds Rate. The obligations of each LC Participant under this subsection 2.1.1(h) shall be absolute and unconditional and all payments due from each LC Participant hereunder shall be made notwithstanding the occurrence or continuation of an Event of Default or the failure to satisfy any condition set forth in Article 3 of this Agreement;

               (i) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the LC Participants pursuant to subsection 2.1.1(h) above, the Issuing Lender shall pay to each LC Participant which has paid its Pro Rata Share thereof, in Dollars and in same day funds, an amount equal to such LC Participant's share (based upon the proportionate aggregate amount originally funded by such LC Participant to the aggregate amount funded by all LC Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations;

               (j) The obligation of each LC Participant to make payments to the Issuing Lender with respect to any Letter of Credit and such LC Participant's participation therein and the obligation of the Borrower to make payments to the Issuing Lender, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement, including, without limitation, any of the following circumstances:

                        (i) Any lack of validity or enforceability of this Agreement or any of the other Financing Documents;

                        (ii) The  existence  of any claim,  set-off,  defense or
other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee or assignee of any Letter of Credit
(or any Person for whom any such transferee or assignee may be acting), the Issuing Lender, the Agent, any Lender, or any other Person, whether in
connection  with  this  Agreement,   any  Letter  of  Credit,  the transactions
contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                        (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (iv) The surrender or impairment of any collateral or any other security for the Obligations or the performance or observance of any of the terms of any of the Financing Documents;

                    (v)  The occurrence of any Default or Event of Default; or

                    (vi) The failure to give notice of the issuance of any Letter of Credit;

provided that, no LC Participant shall be obligated to pay such LC Participant's Pro Rata Share of any unreimbursed amount arising from any wrongful payment made by the issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender.

               (k) Indemnification. In addition to amounts payable as elsewhere provided in this Agreement, the Borrower agrees to protect, indemnify, pay and save the Issuing Lender, the Agent, the Syndication Agent and the LC Participants harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuing Lender, the Agent or any LC Participant (each, an "Indemnified Party") may incur or be subject to (other than as a result of acts or omissions of any such Indemnified Party constituting gross negligence or willful misconduct as determined by a court of competent jurisdiction) as a consequence, directly or indirectly, of

                    (i)  the issuance of any Letter of Credit; or

                        (ii) the failure of the Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

               (l) As among the Borrower and the Indemnified Parties, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Agreements, the Indemnified Parties shall not be responsible for:

                        (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be, in any or all respects, invalid, insufficient, inaccurate, fraudulent or forged;

                        (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                    (iii) the failure of any drawing to strictly comply with the terms of a Letter of Credit;

                        (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be indecipherable;

                        (v) errors in interpretation of technical terms other than those resulting from gross negligence or willful misconduct;

                        (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                        (vii) the non-application or misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                        (viii) any consequences arising from causes beyond the control of the Issuing Lender, the Agent or any LC Participant, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Indemnified Parties' rights or powers under this Section 2.1.1.

               (m) If, notwithstanding the provisions of Section 2.1.1(c) hereof, any Letter of Credit is outstanding on the Revolving Credit Repayment Date (each, a "Post-Termination Letter of Credit"), then on or prior to the Revolving Credit Payment Date, the Borrower shall, promptly on demand by the Issuing Lender, deposit with the Issuing Lender, with respect to each Post-Termination Letter of Credit then outstanding, as the Issuing Lender shall specify, cash collateral ("Cash Collateral") in an amount necessary to reimburse the Issuing Lender for payments to be made by the Issuing Lender under any Post-Termination Letter of Credit. Such Cash Collateral shall be held by the Issuing Lender, as security for, and to provide for the payment of, the obligations of the Borrower with respect to the Post-Termination Letters of Credit. In the event that any amount of Cash Collateral remains after the expiration of all Post-Termination Letters of Credit, so long as no Obligation which is then due and payable is outstanding on such date, the Issuing Lender shall return such amount promptly to the Borrower.

         5. Section 2.2.2 of the Agreement is hereby amended by the addition of the following new Section 2.2.2.4 immediately at the end thereof:

         2.2.2.4 Letter of Credit Fees. The Borrower shall pay to the Agent for the account of the Issuing Lender and each LC Participant for each Letter of Credit issued by the Lender a per annum fee equal to the product of (x) the stated amount thereof, and (y) the Applicable Margin then in effect for Libor Loans, payable annually in advance on the date of issuance and each renewal date thereof, plus, an additional amount payable on the dates specified by the Issuing Lender and for the sole account of the Issuing Lender, such standard fees and costs as the Issuing Lender may from time to time establish for issuance, transfer, amendment and negotiation of each Letter of Credit and other customary charges of the Issuing Lender with respect thereto (the "Letter of Credit Fees").

         6. Section 2.6.4 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 2.6.4. Permanent Reduction of Commitment. At the Borrower's option, the Commitment may be permanently and irrevocably reduced in whole or in part by an amount of at least $500,000 and to the extent in excess thereof in integral multiples of $100,000 at any time; provided that (i) the Borrower gives the Agent written notice of the exercise of such option at least three (3) Business Days prior to the effective date thereof, (ii) the aggregate outstanding balance of the Revolving Credit Loans plus the aggregate outstanding amount of any Letters of Credit and any Undrawn Amounts, does not exceed the Commitment, as so reduced on the effective date of such reduction, and (iii) the Borrower is not, and after giving effect to such reduction, would not be in violation of Section 2.6.3. Any such reduction shall concurrently reduce the Dollar amount of each Lender's Pro Rata Share of the Commitment.

         7. Section 2.6 of the Agreement is hereby further amended by the addition of the following new Section 2.6.5 immediately at the end thereof:

                  Section 2.6.5. If at any time the aggregate principal amount of the Revolving Credit Loans plus the aggregate outstanding stated amount of any Letters of Credit and any Unpaid Drawing shall exceed the Commitment, the Borrower shall immediately pay to the Agent in immediately available Dollars for the ratable account of the Lenders the amount of such excess.

         8. Section 2.8 of the Agreement is hereby amended in its entirety to read as follows:

     Section 2.8. Use of Proceeds. The Borrower shall use the proceeds of the Loans and obtain Letters of Credit solely for Borrower's working capital and for general corporate purposes.

         9. Section 3.1.2 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 3.1.2. Conditions Precedent To All Loans. The Commitment and the obligation of each Lender to make or maintain its Pro Rata Share of any Advance or Loan and/or the Issuing Lender to consider any request for a Letter of Credit, are subject to performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions precedent:

                  (a) The fact that, immediately prior to and upon the making of each Loan or issuance of any Letter of Credit, no Event of Default or Default shall have occurred and be continuing;

                  (b) The fact that the representations and warranties of the Borrower contained in Article 4, infra and in each of the other Financing Documents, are true and correct in all material respects on and as of the date of each Advance, Loan or Letter of Credit except as altered hereafter by actions consented to or not prohibited hereunder. The Borrower's delivery of the Notes to the Lenders and of each Request and Letter of Credit Agreement to the Agent shall be deemed to be a representation and warranty by the Borrower as of the date of such Advance, Loan or Letter of Credit as to the facts specified in Sections 3.1.2(a) and (b);

                  (c) Receipt by the Agent on or prior to the Business Day specified in the definition of Interest Rate Election of a written Request stating the amount requested for the Loan or Advance in question and an Interest Rate Election for such Loan or Advance, all signed by a duly Authorized Representative of the Borrower on behalf of the Borrower;

                  (d) That there exists no law or regulation by any governmental authority having jurisdiction over the Agent or any of the Lenders which would make it unlawful in any respect for such Lender to make its Pro Rata Share of the Loan or Advance, or purchase a participation in any Letter of Credit, including, without limitation, Regulations U, T, and X of the Board of Governors of the Federal Reserve System; and

                  (e)      No Material Adverse Effect has occurred.

         10. Section 5.1.10 of the Agreement ("Minimum Fixed Charge Coverage Ratio") is hereby deleted in its entirety and the following new Section 5.1.10 inserted in its stead:

                  Section 5.1.10. Maximum Ratio of Total Funded Debt to Total Capitalization. Commencing January 1, 1999, maintain a ratio of (i) Total Funded Debt to (ii) Total Capitalization of less than .55:1.00.

         11. Section 5.1.11 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 5.1.11. Minimum Consolidated Tangible Net Worth. (i) Maintain a Consolidated Tangible Net Worth in an amount not less than the Borrower's Consolidated Tangible Net Worth as of the end of the Borrower's 1998 fiscal year, minus $5,000,000, and (ii) comply with Section 8K of the Note Purchase Agreement dated as of June 13, 1994 among the Borrower, John Hancock Mutual Life and John Hancock Life Insurance, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         12. Section 5.1.12 of the Agreement is hereby is hereby deleted in its entirety and the following new Section 5.1.12 inserted in its stead:

                  Section 5.1.12. Minimum Cash Balances. Maintain at all times on and after February 16, 1999 unrestricted cash balances in an amount equal to or greater than (x) on any date prior to the delivery of the Borrower's financial statements to the Agent pursuant to Section 5.3.3 and the related Officer's Certificate as required by Section 5.3.4 reflecting Operating Income and Net Income equal to or greater than one dollar ($1.00) for two (2) consecutive fiscal quarters, the sum of (i) $25,000,000, plus fifty percent (50%) or more of the aggregate principal outstanding amount of all Obligations, including, without limitation, the Revolving Loans and the Letters of Credit in one or more accounts maintained by the Borrower with the Agent, plus (ii) the balance of such Obligations in one or more accounts maintained by the Borrower with a Lender other than the Agent, and (y) thereafter (i) fifty percent (50%) or more of the aggregate outstanding principal amount of all Obligations, including, without limitation, the Revolving Loans and the Letters of Credit, plus (ii) the balance of the principal amount of such Obligations in one or more accounts maintained by the Borrower with a Lender other than the Agent.

         13. Section 5.1.13 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 5.1.13. Minimum Quick Ratio Maintain at the end of each fiscal quarter of the Borrower a ratio of (i) the sum of (w) cash on hand or on deposit in any bank or trust company which has not suspended business, (x) Cash Equivalent Investments (without duplication with clause (w) above), and (y) net outstanding amount of accounts receivable to (ii) (x) Current Liabilities, excluding the principal outstanding amount of any Obligations at any time classified as Current Liabilities, of not less than 1.5:1.0. Each item described in clauses (i) and (ii) of this Section 5.1.13 shall be calculated as of the last day of the Borrower fiscal quarter and include only the item(s) in question of the Borrower and its Subsidiaries on a consolidated basis.

         14. Section 5.2.3 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 5.2.3. Acquisitions, Dissolution, etc. Acquire, in one or a series of transactions, any properties or assets (other than the acquisition of inventory, materials and equipment in the ordinary course of business) or ownership interests in another Person, or dissolve, liquidate, wind up, merge or consolidate or combine with another Person (other than mergers, consolidations or other combinations in which the Borrower is the surviving entity); (i) on any date prior to the delivery of the Borrower's financial statements to the Agent pursuant to Section 5.3.3 reflecting operating income, as determined in accordance with GAAP, and Net Income equal to or greater than one dollar ($1.00), and (ii) as to which on or before the thirtieth (30th) day prior to the consummation of any such acquisition, the Borrower has delivered to the Agent a pro-forma Compliance Certificate on a consolidated basis (including the to-be-acquired assets and any assumed liabilities or if ownership interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary and if not, the to-be-acquired ownership interests, all measured as set forth below in this Section 5.2.3), which such pro-forma Compliance Certificate shall indicate that no Default or Event of Default exists or would exist following consummation of the permitted transaction and that the Borrower would be in compliance with (on a consolidated basis including the to-be-acquired assets and any assumed liabilities or if ownership interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary and if not, the to-be-acquired ownership interests), Sections 5.1.10, 5.1.10A, 5.1.11, 5.1.12 and 5.1.13 and Sections 5.2.8 and 5.2.9 following consummation of the permitted transaction, including the to-be-acquired assets, Person or ownership interests and the operating results thereof on the same basis and for the same periods as the Borrower is measured for each such covenant, respectively.

         15. Section 5.2.4 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 5.2.4. Disposition of Assets. Effect any disposition of material assets, other than (i) the disposition of assets in the ordinary course of business, consistent with past practices, (ii) subject to Section 5.2.8, the disposition of assets not to exceed 15% of Consolidated Tangible Net Worth in the aggregate over the period commencing on the Closing Date and ending on August 31, 2000, the value of which assets shall be based upon the aggregate book value of all such assets determined as of the date of the sale thereof and prior to such disposition, and (iii) in addition to dispositions of assets permitted under clauses (i) and (ii) of this Section 5.2.4, the disposition of assets associated with the Borrower's transition to contract manufacturing.

         16. Section 5.2.9 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 5.2.9. Minimum Operating and Net Income. (i) During the period beginning with the Borrower's fiscal quarter ending March, 1999 and ending on the fiscal quarter ending December, 1999, have a negative Operating Income or a negative Net Income for any two fiscal quarters, and (ii) as of the end of each fiscal quarter of the Borrower commencing with the Borrower's fiscal quarter ending in March, 2000, have a negative Operating Income, or a negative Net Income for the rolling four quarter fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters.

         17.  Section  5.2.10  of  the  Agreement   ("Dividends,   Payments  and
Distributions")   is  hereby  amended  by  deleting  clause  (iii)  thereof  and substituting in its stead the following new clause (iii):

                  (iii) on any date following the delivery of the Borrower's financial statements to the Agent pursuant to Section 5.3.3 and the related Officer's Certificate as required by Section 5.3.4 reflecting Operating Income and Net Income equal to or greater than one dollar ($1.00) for three (3) consecutive fiscal quarters, the Borrower shall be permitted to repurchase shares of its own capital stock provided that on or before the thirtieth (30th) day prior to the consummation of any such repurchase, the Borrower has delivered to the Agent a pro-forma Compliance Certificate on a consolidated basis, which such pro-forma Compliance Certificate shall indicate that, assuming the repurchase had occurred on the last day of the most recently ended fiscal quarter, no Default or Event of Default exists or would exist following consummation of such repurchase and that, after giving effect thereto, the Borrower would be in compliance with Sections 5.1.10, 5.1.10A, 5.1.11, 5.1.12 and 5.1.13 and Sections 5.2.8 and 5.2.9.

        18. Exhibit 3.1.1.10 to the Agreement (Form of Compliance Certificate) is hereby deleted and a new Exhibit 3.1.1.10 in the form attached hereto as "
Exhibit 3.1.1.10 " substituted in its stead.

                  This Amendment shall take effect as of the Effective Date upon receipt by the Agent of the last item specified below (other than any item expressly deferred or waived in writing by the Majority Lenders):

                  (i)      this Amendment duly executed by the parties hereto;

                  (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of its Board of Directors authorizing the execution and delivery of this Amendment, and any other documents required to be delivered by this Amendment, identifying the officer(s) authorized to execute, deliver and take all other actions required thereunder;

                  (iii) a Disclosure Letter executed by the Borrower with respect to the representations and warranties contained in the Loan Agreement;

                  (iv) an Escrow Agreement and each of the Security Documents required by the Agent in connection with the creation and perfection of a Lien on all assets of the Borrower in favor of the Collateral Agent, for the benefit of the Agent, the Syndication Agent, the Issuing Lender, and the Lenders as security for the Obligations duly executed by an authorized officer of the Borrower, (v) an Opinion of the Borrower's counsel with respect to this Amendment and the Security Documents and the Escrow Agreement referenced in clause (iv) above;

                  (v) payment to the Agent, for the ratable benefit of the Lenders approving this Amendment, of the amendment fee in the amount of $50,000; and

                  (vi) such other documents, and evidence of completion of such other matters, as the Agent or the Required Lenders reasonably may deem necessary or desirable.

         The Borrower hereby represents and warrants to the Lenders that no Default or Event of Default exists under the Agreement. Nothing in this Second Letter of Amendment shall be construed to be an amendment of any other provision of the Agreement and all of the provisions of the Agreement shall remain in full force and effect.

         This Amendment supersedes the December 9, 1998 Supplement, the terms of which shall have no further force or effect.

         This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflicts of law rules. All parts of the Agreement not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon and after the date of this Amendment all references to the Agreement in that document, or in any related document, shall mean the Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Agreement, and, except as specifically provided in this Amendment, the Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.







                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the Borrower, the Agent, the Syndication Agent, and the Lenders in accordance with Section 9.5 of the Agreement, has caused this Amendment to be executed and delivered by their respective duly authorized officers as an instrument under seal as of the Effective Date.

                        BORROWER:

                           TRIMBLE NAVIGATION LIMITED


                          By: /s/ John E. Huey
                                  John E. Huey
                                  Treasurer


                        AGENT:

                           FLEET NATIONAL BANK


                          By:/s/ Mathew M. Glauninger
                                 Mathew M. Glauninger
                                 Vice President and Senior
                                 Relationship Manager


                        SYNDICATION AGENT:

                          BANKBOSTON, N.A.


                          By: /s/ Anthony B. Kwee
      Print Name                  Anthony   B. Kwee
                          Title: Vice President

                  LENDERS:

                     FLEET NATIONAL BANK


                      By: /s/ Mathew M. Glauninger
                              Mathew M. Glauninger
                              Vice President and Senior
                              Relationship Manager


                     BANKBOSTON, N.A.

                     By: /s/ Anthony B. Kwee
          Print Name         Anthony B. Kwee
                      Title: Vice President


                     SANWA BANK CALIFORNIA

                     By:

          Print Name
                      Title:


                     ABN AMRO BANK N.V.

                     By: /s/ Dianne D. Barkley
         Print Name          Diannie D. Barkley
                      Title: Group Vice President